Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-231112 and 333-161450) and the Registration Statement on Form S-3 (No. 333-255734) of our report dated March 6, 2023, except for the effects of the restatement discussed in Note 3 (not presented herein) for which the date is March 29, 2024 relating to the consolidated financial statements (as restated), which appears in this Form 10-K.

/s/ Armanino LLP

Dallas, Texas

March 29, 2024